Exhibit 99.1

Press Release

April 19, 2010	Contact Information:

For Immediate Release	Michael H. Shapiro
Vice President and Chief Financial Officer
414.643.3000

Rexnord LLC Announces Preliminary Fourth Quarter and Full Fiscal Year Results for Fiscal 2010

MILWAUKEE, WI – April 19, 2010 – Rexnord LLC today announced preliminary results for the fourth quarter and fiscal year ended March 31, 2010.

Fourth Quarter Highlights

•	Net sales in the fourth quarter were approximately $407 million, representing a $26 million, or 6%, decrease over the prior year fourth quarter.

•	The Company expects fourth quarter income from operations to be within the range of $55 million to $58 million, which includes $3 million of restructuring expense and $3 million of pension expense.

•	The Company expects fourth quarter Adjusted EBITDA to be within the range of $85 million to $88 million, which includes $3 million of pension expense.

Fiscal Year Highlights

•	Net sales for fiscal year 2010 were approximately $1,510 million, representing a $372 million, or -20%, decline from fiscal year 2009.

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The Company expects fiscal year 2010 income from operations to be within the range of $154 million to $157 million, which includes $7 million of restructuring expense and $19 million of pension expense.

•	The Company expects fiscal year 2010 Adjusted EBITDA to be within the range of $278 million to $281 million, which includes $19 million of pension expense.

•	Cash balances and total debt at March 31, 2010 were $263 million and $2,129 million, respectively. Total liquidity (cash plus available borrowings) was $471 million at March 31, 2010.

The Company anticipates filing a more detailed press release regarding its’ fourth quarter and fiscal year 2010 financial results on Form 8-K as well as filing its Form 10-K for the fiscal year ended March 31, 2010 in late May 2010 with an accompanying investor conference call to follow shortly thereafter.

EBITDA and Adjusted EBITDA

Rexnord considers EBITDA and Adjusted EBITDA as indicators of operating performance.

EBITDA represents earnings before interest, taxes, depreciation and amortization. EBITDA is presented because it is an important supplemental measure of performance and it is frequently used by analysts, investors and other interested parties in the evaluation of companies in our industry. EBITDA is also presented and compared by analysts and investors in evaluating the performance of issuers of “high yield” securities because it is a common measure of the ability to meet debt service obligations. Other companies in our industry may calculate EBITDA differently. EBITDA is not a measurement of financial performance under generally accepted accounting principles (“GAAP”) and should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity or an alternative to net income as indicators of operating performance or any other measures of performance derived in accordance with GAAP. Because EBITDA is calculated before recurring cash charges, including interest expense and taxes, and is not adjusted for capital expenditures or other recurring cash requirements of the business, it should not be considered as a measure of discretionary cash available to invest in the growth of the business.

Adjusted EBITDA corresponds to “EBITDA” in the Company’s credit agreement. Adjusted EBITDA is defined in the credit agreement governing our senior secured credit facilities as net income, adjusted for the items summarized in the table that follows. Our credit agreement requires us to maintain a maximum senior secured bank leverage ratio (defined in our credit agreement as the ratio of net senior secured bank debt to Adjusted EBITDA) of no more than 4.25 to 1.0, calculated on a pro forma basis for the trailing four quarters (as determined under our senior secured credit facilities). Adjusted EBITDA is not a presentation made in accordance with GAAP, and our use of the term Adjusted EBITDA varies from others in our industry. This measure should not be considered as an alternative to net income, income from operations or any other performance measures derived in accordance with GAAP. Adjusted EBITDA has important limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under GAAP. For example, Adjusted EBITDA does not reflect: (a) our capital expenditures, future requirements for capital expenditures or contractual commitments; (b) changes in, or cash requirements for, our working capital needs; (c) the significant interest expenses, or the cash requirements necessary to service interest or principal payments, on our debt; (d) tax payments that represent a reduction in cash available to us; (e) any cash requirements for the assets being depreciated and amortized that may have to be replaced in the future; (f) management fees that may be paid to Apollo; or (g) the impact of earnings or charges resulting from matters that we and the lenders under our secured senior credit facilities may not consider indicative of our ongoing operations. In particular, our definition of Adjusted EBITDA allows us to add back certain non-cash, non-operating or non-recurring charges that are deducted in calculating net income, even though these are expenses that may recur, vary greatly and are difficult to predict and can represent the effect of long-term strategies as opposed to short-term results. In addition, certain of these expenses can represent the reduction of cash that could be used for other corporate purposes. Further, although not included in the calculation of Adjusted EBITDA below, the measure may at times allow us to add estimated cost savings and operating synergies related to operational changes ranging from acquisitions to dispositions to restructurings and/or exclude one-time transition expenditures that we anticipate we will need to incur to realize cost savings before such savings have occurred. For more information regarding the limitations of using measures such as EBITDA and Adjusted EBITDA as indicators of our operating performance, please see the risk factor entitled “The calculation of Adjusted EBITDA pursuant to our senior secured credit facilities represents our actual historical covenant compliance calculations and permits certain estimates and assumptions that may differ materially from actual results” in Exhibit 99.1 to our current report on Form 8-K furnished on October 10, 2008.

We define Free Cash Flow as cash flow from operations less capital expenditures.

About Rexnord

Headquartered in Milwaukee, Wisconsin, we believe we are a leading, global multi-platform industrial company comprised of two strategic platforms: Power Transmission and Water Management, with approximately 5,700 employees worldwide. Our Power Transmission products include gears, couplings, industrial bearings, flattop chain and modular conveyer belts, special components, industrial chain and conveying equipment and aerospace bearings and seals. Our Water Management products primarily include specification drainage, water control, PEX piping, and commercial brass products. Additional information about the company can be found at www.rexnord.com and www.zurn.com.

Cautionary Statement on Forward-Looking Statements

Information in this release may involve guidance, expectations, beliefs, plans, intentions or strategies regarding the future. These forward-looking statements involve risks and uncertainties. All forward-looking statements included in this release are based upon information available to Rexnord LLC as of the date of the release, and Rexnord LLC assumes no obligation to update any such forward-looking statements. The statements in this release are not guarantees of future performance and actual results could differ materially from current expectations. Numerous factors could cause or contribute to such differences. Please refer to the Company’s annual, quarterly and current reports filed on Forms 10-K, 10-Q and 8-K from time to time with the Securities and Exchange Commission for a further discussion of the factors and risks associated with the business.

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RBS Global, Inc. and Subsidiaries

Reconciliation of Income from Operations to Adjusted EBITDA

Preliminary Fourth Quarter and Fiscal Year 2010 Estimated Results

(in millions)

(Unaudited)

	Quarter Ended March 31, 2010	Fiscal Year Ended March 31, 2010
Income from operations	$55.1 to 58.1	$154.4 to 157.4

Adjustments to income from operations (1):
Depreciation and amortization	27.7	109.3
Restructuring and other similar costs	2.5	6.8
Stock option expense, net	1.4	5.5
Impact of inventory fair value adjustments	—	0.3
LIFO expense (income)	(1.7)	1.7

Subtotal of adjustment to EBITDA	29.9	123.6

Adjusted EBITDA	$85.0 to 88.0	$278.0 to 281.0

Notes to Reconciliation of Income from Operations to Adjusted EBITDA

(1) Adjustments to EBITDA

Adjusted EBITDA used within the reconciliation above is calculated as income from operations plus depreciation and amortization, plus adjustments for stock based compensation expense, LIFO expense and nonrecurring items, in each case as permitted under our credit agreement.

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